FREE WRITING PROSPECTUS Dated May 6, 2008	Filed Pursuant to Rule 433 Registration No. 333-147112 Registration No. 333-147112-02
1.565BN+     CARAT 2008-2     CITI/B OF A/JPM/RBS ARE BOOKRUNNERS
COMGRS: BONY-LLOYDS-RBC-SCOTIA

CLASS	SIZE	WAL	RATING	WINDOW	LAUNCH	CPN	YLD
$PX
A1 (144A)	285MM	.24	A1+/P1	1-6MOS	SET+3	2.78345	2.78345
100
A2A	100MM	1.0	AAA/AAA	6-19MOS	EDSF+92	3.74	3.770
99.999271
A2B	400MM	1.0	AAA/AAA	6-19MOS	1L+92
100
A3A	320MM	2.25	AAA/AAA	19-37MOS	INTSWAPS+145	4.68	4.731
99.989257
A3B	200MM	2.25	AAA/AAA	19-37MOS	1L+145
100
A4A	187MM+	3.51	AAA/AAA	37-48MOS	INTSWAPS+185	5.42	5.487
99.983062
TRADE: 5/6 SETTLE DATE: 5/14
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these facts for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-8581-5407. Any legends, disclaimers or notices that appear below are not applicable to this message and should be disregarded. Such text has been automatically generated via bloomberg or another system.